Exhibit 5.1

CONYERS DILL & PEARMAN 29th Floor One Exchange Square 8 Connaught Place Central Hong Kong T +852 2524 7106 | F +852 2845 9268 conyers.com

26 April 2024

Matter No.: 817121
852 2842 9530
Richard.Hall@conyers.com

The RoyaLand Company Ltd.

Clarendon House, 2 Church Street

Hamilton HM 11

Bermuda

Dear Sir/Madam,

Re: The RoyaLand Company Ltd. (the “Company”)

We have acted as special Bermuda legal counsel to the Company in connection with a registration statement on Form F-1 (File No. 333-273097) to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to the resale from time to time of up to an aggregate of 4,765,000 class B common shares par value US$0.0002 each (the “Class B Common Shares”) of the Company, including (i) 3,515,000 Class B Common Shares (the “Resale Shares”) issued to the selling shareholders listed in the Registration Statement (the “Selling Shareholders”), and (ii) 1,250,000 Class B Common Shares (the “Investor Warrant Shares”) issuable upon the exercise of warrants (“Investor Warrants”) issued to the Selling Shareholders.

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined the following documents:

1.1.	a copy of the Registration Statement.

We have also reviewed:

1.2.	copies of the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on 26 April 2024;

1.3.	copies of written resolutions of the directors of the Company dated 28 November 2022, 1 March 2023, 30 June 2023, 20 July 2023, 15 August 2023, 20 October 2023, 29 November 2023, 22 February 2024, 18 April 2024, 23 April 2024 and written resolutions of the shareholders of the Company dated 28 November 2022, 6 February 2023, 17 August 2023 (the “Resolutions”);

1.4.	a Certificate of Compliance issued by the Registrar of Companies in relation to the Company on 25 April 2024 (the “Certificate Date”);

1.5.	a copy of the register of members of the Company as at 25 April 2024;

1.6.	the Investor Warrants; and

1.7.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us;

2.4.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;

2.5.	that the Company is issuing the Registration Statement and undertaking the matters referred to therein pursuant to its business of being a holding company;

2.6.	that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein; and

2.7.	the validity and binding effect under the laws of the United States of America of the Registration Statement and the Investor Warrants and that the Registration Statement will be duly filed with the Commission.

3.	QUALIFICATIONS

3.1.	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for your benefit and use in connection with the matter described herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

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4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority under the Companies Act 1981, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

4.2.	Based on our review of the register of members of the Company as at 25 April 2024, the Resale Shares registered in the name of the Selling Shareholders are validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

4.3.	When issued and paid for in accordance with the terms of the Investor Warrants, the Investor Warrant Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

5.	CONSENT

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Legal Matters” and “Item 8. Exhibits” in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers, Dill & Pearman

Conyers Dill & Pearman

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